Exhibit 99.1

Cvent Announces Fourth Quarter and Fiscal Year 2022 Financial Results

Revenue Exceeds High End of Guidance
Full Year Revenue Grows 21.5%

Tysons, VA (March 14, 2023) — Cvent Holding Corp. (“Cvent”) (Nasdaq: CVT), an industry-leading meetings, events and hospitality technology provider, today announced financial results for the fourth quarter and full fiscal year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights

Revenue

•
Total revenue was $170.9 million for the fourth quarter of 2022, an increase of 18.2% from the comparable period in 2021, and $0.6 million higher than the high end of our guidance.
•
Event Cloud revenue was $120.6 million for the fourth quarter of 2022, an increase of 17.2% from the comparable period in 2021.
•
Hospitality Cloud revenue was $50.3 million for the fourth quarter of 2022, an increase of 20.5% from the comparable period in 2021.

Net Loss and Adjusted EBITDA

•
Net loss was $19.1 million for the fourth quarter of 2022 compared to $21.5 million in the comparable period in 2021.
•
Adjusted EBITDA (defined below) was $43.5 million for the fourth quarter of 2022, which was $3.7 million higher than the high end of our guidance.
•
Adjusted EBITDA margin (defined below) was 25.5% compared to the high end of our guidance of 23.4%. Adjusted EBITDA in the comparable period of 2021 was $32.8 million, with an Adjusted EBITDA margin of 22.7%.

Fiscal Year 2022 Financial Highlights

Revenue

•
Total revenue was $630.6 million for the fiscal year 2022, an increase of 21.5% from the comparable period in 2021, and $0.7 million higher than the high end of our guidance.
•
Event Cloud revenue was $441.1 million for the fiscal year 2022, an increase of 21.8% from the comparable period in 2021.
•
Hospitality Cloud revenue was $189.5 million for the fiscal year 2022, an increase of 20.9% from the comparable period in 2021.

Net Loss and Adjusted EBITDA

•
Net loss was $100.3 million for the fiscal year 2022 compared to $86.1 million in the comparable period in 2021.
•
Adjusted EBITDA (defined below) was $113.4 million for the fiscal year 2022, which was $3.7 million higher than the high end of our guidance, and Adjusted EBITDA margin (defined below) was 18.0% compared to the high end of our guidance of 17.4%. Adjusted EBITDA in the comparable period of 2021 was $103.7 million, with an Adjusted EBITDA margin of 20.0%.

Cash, Cash Equivalents and Short-Term Investments

•
Cash, cash equivalents and short-term investments as of December 31, 2022 totaled $140.0 million, compared to $127.1 million as of December 31, 2021.

Reconciliation of Adjusted EBITDA and Adjusted EBITDA margin results to their GAAP basis results are shown in detail below.

Guidance

Given Cvent’s entry into a definitive agreement on March 14, 2023 to be acquired by an affiliate of private equity funds managed by Blackstone (“Blackstone”), the Company will not provide guidance for first quarter and full year 2023.

Conference Call Information

Given Cvent’s entry into a definitive agreement on March 14, 2023 to be acquired by Blackstone the Company will not host a conference call to discuss its fourth quarter and full year 2022 financial results and outlook.

About Cvent

Cvent Holding Corp. (Nasdaq: CVT) is a leading meetings, events, and hospitality technology provider with approximately 4,900 employees and approximately 22,000 customers worldwide as of December 31, 2022. Founded in 1999, the company delivers a comprehensive event marketing and management platform and offers a global marketplace where event professionals collaborate with venues to create engaging, impactful experiences. Cvent is headquartered in Tysons, Virginia, just outside of Washington D.C., and has additional offices around the world to support its growing global customer base. The comprehensive Cvent event marketing and management platform offers software solutions to event organizers and marketers for online event registration, venue selection, event marketing and management, virtual and onsite solutions, and attendee engagement. Cvent’s suite of products automate and simplify the event management lifecycle and maximize the impact of in-person, virtual, and hybrid events. Hotels and venues use Cvent’s supplier and venue solutions to win more group and corporate travel business through Cvent’s sourcing platforms. Cvent solutions optimize the event management value chain and have enabled clients around the world to manage millions of meetings and events. For more information, please visit Cvent.com. From time to time, we plan to utilize our investor relations website, investors.cvent.com, as a channel of distribution for material company information.

Non-GAAP Financial Measures

This earnings press release uses and discusses the following financial measures not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”): Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, Adjusted EBITDA and Adjusted Free Cash Flow, and certain ratios and other metrics derived therefrom, including Adjusted EBITDA margin which represents Adjusted EBITDA divided by revenue and Non-GAAP gross margin which represents Non-GAAP Gross Profit divided by revenue. Reconciliation of these non-GAAP financial measures to their GAAP basis results can be found within the tables included in this release.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Cvent’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cvent excludes or adjusts for one or more of the following items from these non-GAAP financial measures:

Interest expense. Cvent excludes this expense from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Other income, net. Cvent excludes this item, which is comprised primarily of foreign exchange gains/(losses) and state tax settlements, from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Provision for income taxes. Cvent excludes this item from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Amortization of deferred financing costs and debt discount. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Intangible asset amortization. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit and Adjusted EBITDA.

Amortization of software development costs. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit and Adjusted EBITDA.

Stock-based compensation expense. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Cost related to acquisitions. Cost related to acquisitions is comprised of the value of contingent payments included in compensation expense which relate to the potential cash payment to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that these payments be accounted for as compensation expense and such expense is subject to revaluation. Additionally, cost related to acquisitions includes expenses related to performing due diligence, valuation, earnouts or other acquisition-related activities. Cvent excludes these expenses primarily because they are not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Restructuring expenses. Cvent excludes this expense, which is comprised of expenses associated with severance to terminated employees of acquired entities, retention bonuses to employees retained from acquired entities, costs to discontinue use of a back-office system and closing of certain office spaces, primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Other items. Cvent excludes this item, which is comprised of certain expenses associated with prosecuting a trade secret misappropriation claim and credit facility fees, net of the gain from government subsidies related to the global COVID-19 pandemic, primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Loss on extinguishment of debt. Cvent excludes this expense from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Purchases of Property and Equipment. This item is customarily included as a reduction to net cash provided by operating activities in the calculation of free cash flow. This item is reflected in Adjusted Free Cash Flow.

Capitalized Software Development Costs. This item is customarily included as a reduction to net cash provided by operating activities in the calculation of free cash flow. This item is reflected in Adjusted Free Cash Flow.

Change in Fees Payable to Customers. Cvent excludes the change in this balance sheet item primarily because it is not considered a part of ongoing net cash provided by operating activities when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted Free Cash Flow.

Interest Paid. Cvent excludes these cash payments primarily because it is not considered a part of ongoing net cash provided by operating activities when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted Free Cash Flow.

Forward-Looking Statements

Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release are based upon Cvent’s historical performance and on its current plans, operating budgets, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks, uncertainties, assumptions and factors that could cause actual results to differ materially from those anticipated, including, but not limited to: the risk that trends stated or implied by this release cannot or will not be sustained at the current pace or may fluctuate from current expectations, including trends and expectations related to revenue, revenue growth, net loss, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow margin, gross profit, gross margin, expenses, deferred revenue, interest expense,the demand for events and meetings, the return to in-person events, demand for advertising and software solutions, and demand for an integrated platform; the impact of current global events and macroeconomic conditions on customer’s demand for our products and services, Cvent’s operations, financial results and on Cvent’s virtual, hybrid and in-person offerings; Cvent’s ability to retain, engage, and upsell current customers and attract and retain new customers; Cvent’s ability to maintain and expand relationships with hotels and venues; the competitiveness of the market in which Cvent operates and Cvent’s ability to maintain and increase its market position; Cvent’s ability to attract and retain key employees, including its senior management team; the impact of a disruption of Cvent’s operations, infrastructure or systems, or disruption of the operations, infrastructure or systems of the third parties on which Cvent relies; Cvent’s ability to manage its costs and growth effectively; Cvent’s ability to develop, introduce and market new and enhanced versions of its solutions to meet customer needs and expectations; the risk that the industry does not get back to a normalized state when and as expected; the risk that the proposed merger with Blackstone may not be completed in a timely manner or at all, which may adversely affect Cvent’s business and the price of Cvent’s common stock; the effect of the announcement or pendency of the proposed transaction on Cvent’s business relationships, operating results and business generally; risks that the proposed transaction disrupts Cvent’s current plans and operations; and other factors beyond our control.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including in the “Risk Factors” section of those filings. Actual results may differ materially. Investors should evaluate all forward-looking statements in the context of these risks and uncertainties.

The forward-looking statements included herein are made only as of the date hereof, based on current estimates, expectations, observations and trends. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts

Investor Contact

CventIR@icrinc.com

Media Contact

Erica Stoltenberg

estoltenberg@cvent.com

(571) 378-6240

CVENT HOLDING CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$99,108	$126,526
Restricted cash	815	103
Short-term investments	40,925	538
Accounts receivable, net of allowance of $2.6 million and $4.5 million, respectively	120,362	112,251
Capitalized commission, net	26,685	25,393
Prepaid expenses and other current assets	17,819	20,376
Total current assets	305,714	285,187
Property and equipment, net	15,250	15,334
Capitalized software development costs, net	96,959	108,851
Intangible assets, net	172,781	221,371
Goodwill	1,620,312	1,617,880
Operating lease right-of-use assets	20,398	28,370
Capitalized commission, non-current, net	23,477	22,999
Deferred tax assets, non-current	2,425	2,403
Other assets, non-current, net	8,617	3,684
Total assets	$2,265,933	$2,306,079
Liabilities and Stockholders’ equity
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	2,147	2,675
Accrued expenses and other current liabilities	82,249	79,827
Fees payable to customers	38,379	24,982
Operating lease liabilities, current	11,070	11,290
Deferred revenue	267,882	239,843
Total current liabilities	401,727	358,617
Deferred tax liabilities, non-current	18,103	16,695
Long-term debt, net	208,000	262,302
Operating lease liabilities, non-current	19,712	30,809
Other liabilities, non-current	7,526	8,200
Total liabilities	655,068	676,623
Commitments and contingencies (Note 15)
Stockholders’ equity:
Common stock, $0.0001 par value, 1,500,000,000 shares authorized at December 31, 2022 and 2021, respectively; 488,296,792 and 481,121,695 shares issued and outstanding as of December 31, 2022 and 2021, respectively	49	48
Additional paid-in capital	2,571,424	2,483,761
Accumulated other comprehensive loss	(8,731)	(2,746)
Accumulated deficit	(951,877)	(851,607)
Total stockholders’ equity	1,610,865	1,629,456
Total liabilities and stockholders’ equity	$2,265,933	$2,306,079

CVENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$170,918	$144,652	$630,558	$518,811
Cost of revenue	63,082	50,969	247,854	191,448
Gross profit	107,836	93,683	382,704	327,363
Operating expenses:
Sales and marketing	45,172	36,547	176,959	135,616
Research and development	31,854	24,611	130,620	96,627
General and administrative	26,911	24,494	102,544	88,206
Intangible asset amortization, exclusive of amounts included in cost of revenue	12,153	12,757	48,637	51,478
Total operating expenses	116,090	98,409	458,760	371,927
Loss from operations	(8,254)	(4,726)	(76,056)	(44,564)
Interest expense	(2,811)	(6,356)	(9,865)	(29,073)
Amortization of deferred financing costs and debt discount	(157)	(783)	(891)	(3,606)
Loss on extinguishment of debt	-	(7,159)	(3,219)	(7,159)
Other income/(expense), net	(843)	(771)	1,135	5,367
Loss before income taxes	(12,065)	(19,795)	(88,896)	(79,035)
Provision for/(benefit from) income taxes	7,082	1,750	11,374	7,044
Net loss	(19,147)	(21,545)	(100,270)	(86,079)
Other comprehensive income/(loss):
Foreign currency translation (loss)/gain	5,632	(446)	(5,985)	(2,793)
Comprehensive loss	$(13,515)	$(21,991)	$(106,255)	$(88,872)
Basic and Diluted net loss per common share	$(0.04)	$(0.05)	$(0.21)	$(0.20)
Basic and Diluted weighted-average common shares outstanding	485,772,963	433,345,289	483,047,301	420,692,510

CVENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating activities:
Net loss	$(19,147)	$(21,545)	$(100,270)	$(86,079)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,930	31,205	122,141	124,347
Amortization of the right-of-use assets	2,032	1,546	7,972	8,363
Allowance for expected credit losses, net	938	2,767	1,316	8,316
Amortization of deferred financing costs and debt discount	157	783	891	3,606
Amortization of capitalized commission	8,278	7,712	32,029	29,280
Unrealized foreign currency transaction loss	(149)	134	491	153
Loss on extinguishment of debt	—	7,159	3,219	7,159
Stock-based compensation	19,070	8,245	65,078	25,056
Change in deferred taxes	1,223	(1,909)	1,215	(596)
Change in operating assets and liabilities, net of business combinations:
Accounts receivable	(44,424)	(32,645)	(10,214)	19,966
Prepaid expenses and other assets	3,283	(733)	2,360	(6,797)
Capitalized commission, net	(7,847)	(6,929)	(35,571)	(33,635)
Accounts payable, accrued expenses and other liabilities	(29,155)	(7,036)	16,456	1,961
Operating lease liability	(2,888)	(2,267)	(11,317)	(11,933)
Deferred revenue	20,680	14,151	28,339	33,029
Net cash provided by operating activities	(17,019)	638	124,135	122,196
Investing activities:
Purchase of property and equipment	(1,185)	(1,907)	(6,890)	(4,675)
Capitalized software development costs	(12,659)	(10,706)	(51,072)	(40,978)
Purchase of investments	(48,067)	(4,292)	(93,231)	(35,727)
Maturities of investments	5,532	6,450	48,380	35,189
Acquisitions, net of cash acquired	(26)	—	(3,578)	(14,769)
Proceeds from divestiture	—	—	135	122
Net cash used in investing activities	(56,405)	(10,455)	(106,256)	(60,838)
Financing activities:
Proceeds from Reverse Recapitalization Transaction	—	552,693	—	552,693
Payment of offering costs	—	(30,760)	—	(30,760)
Principal repayments on first lien term loan	—	(500,000)	(265,696)	(505,951)
Principal repayments of revolving credit facility	(37,000)	—	(157,000)	(13,400)
Proceeds from revolving credit facility	80,000	—	365,000	—
Payment of debt issuance costs	—	—	(3,141)	—
Proceeds from exercise of stock options	9,237	—	17,059	522
Proceeds from Employee Stock Purchase Plan	3,957	—	3,957	—
Repurchase of Common stock	—	(173)	—	(230)
Payments of tax withholdings on vesting of restricted stock units	—	—	(31)	—
Net cash provided by financing activities	56,194	21,760	(39,852)	2,874
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	6,658	(823)	(4,733)	(3,073)
Change in cash, cash equivalents, and restricted cash	(10,572)	11,120	(26,706)	61,159
Cash, cash equivalents, and restricted cash, beginning of period	110,495	115,509	126,629	65,470
Cash, cash equivalents, and restricted cash, end of period	$99,923	$126,629	$99,923	$126,629
Supplemental cash flow information:
Interest paid	$2,391	$6,335	$9,346	$29,056
Income taxes paid	$3,491	$755	$8,668	$5,410
Supplemental disclosure of non-cash investing and financing activities:
Outstanding payments for purchase of property and equipment at period end	$1,157	$223	$1,484	$554
Outstanding payments for capitalized software development costs at period end	$23	$235	$1,006	$748

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except share amounts and share counts)

(unaudited)

	Three months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Non-GAAP Gross Profit:
Gross Profit	$107,836	$93,683	$382,704	$327,363
Adjustments
Depreciation	343	592	1,820	3,363
Amortization of software development costs	16,843	15,607	66,024	61,344
Intangible asset amortization	-	-	-	180
Stock-based compensation expense	2,267	460	7,025	1,410
Restructuring expense	-	8	10	19
Cost related to acquisitions	-	1	-	12
Other items	(2)	(452)	(388)	(1,446)
Non-GAAP Gross Profit	$127,287	$109,899	$457,195	$392,245

Gross Margin:
Revenue	$170,918	$144,652	$630,558	$518,811
Gross Margin	63.1%	64.8%	60.7%	63.1%
Non-GAAP Gross Margin	74.5%	76.0%	72.5%	75.6%

	Three months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Non-GAAP Sales & Marketing Expenses:
Sales & marketing	$45,172	$36,547	$176,959	$135,616
Adjustments
Depreciation	(170)	(188)	(680)	(1,320)
Stock-based compensation expense	(6,345)	(2,472)	(21,904)	(7,843)
Restructuring expense	(4)	(35)	(56)	(107)
Cost related to acquisitions	-	(533)	(10)	(650)
Other items	4	138	136	518
Non-GAAP Sales & Marketing Expenses	$38,657	$33,457	$154,445	$126,214

Sales & Marketing Expenses as a Percent of Revenue:
Revenue	$170,918	$144,652	$630,558	$518,811
Sales & marketing expenses	26.4%	25.3%	28.1%	26.1%
Non-GAAP sales & marketing expenses	22.6%	23.1%	24.5%	24.3%

	Three months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Non-GAAP Research & Development Expenses:
Research & development	$31,854	$24,611	$130,620	$96,627
Adjustments
Depreciation	(220)	(296)	(900)	(1,727)
Stock-based compensation expense	(5,071)	(2,126)	(16,860)	(6,447)
Restructuring expense	(15)	(48)	(24)	(115)
Cost related to acquisitions	-	(45)	-	(54)
Other items	-	1,660	1,505	5,026
Non-GAAP Research & Development Expenses	$26,548	$23,756	$114,341	$93,310

Research & Development Expenses as a Percent of Revenue:
Revenue	$170,918	$144,652	$630,558	$518,811
Research & development expenses	18.6%	17.0%	20.7%	18.6%
Non-GAAP research & development expenses	15.5%	16.4%	18.1%	18.0%

	Three months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Non-GAAP General & Administrative Expenses:
General & administrative	$26,911	$24,494	$102,544	$88,206
Adjustments
Depreciation	(907)	(837)	(3,981)	(3,980)
Stock-based compensation expense	(5,386)	(3,187)	(19,288)	(9,357)
Restructuring expense	(261)	(377)	(950)	(2,003)
Cost related to acquisitions	(1,103)	233	(1,770)	(875)
Other items	(713)	(462)	(1,551)	(2,947)
Non-GAAP General & Administrative Expenses	$18,541	$19,864	$75,004	$69,044

General & Administrative Expenses as a Percent of Revenue:
Revenue	$170,918	$144,652	$630,558	$518,811
General & administrative expenses	15.7%	16.9%	16.3%	17.0%
Non-GAAP general & administrative expenses	10.8%	13.7%	11.9%	13.3%

	Three months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Adjusted EBITDA
Net loss	$(19,147)	$(21,545)	$(100,270)	$(86,079)
Adjustments
Interest expense	2,811	6,356	9,865	29,073
Amortization of deferred financing costs and debt discount	157	783	891	3,606
Loss on extinguishment of debt	-	7,159	3,219	7,159
Other income, net	843	771	(1,135)	(5,367)
Provision for/(benefit from) income taxes	7,082	1,750	11,374	7,044
Depreciation	1,640	1,911	7,380	10,389
Amortization of software development costs	16,843	15,607	66,024	61,524
Intangible asset amortization	12,153	12,757	48,637	51,478
Stock-based compensation expense	19,070	8,245	65,078	25,056
Restructuring expense	281	468	1,040	2,245
Cost related to acquisitions	1,103	346	1,779	1,591
Other items	707	(1,788)	(477)	(4,043)
Adjusted EBITDA	$43,543	$32,820	$113,405	$103,676

Adjusted EBITDA margin
Revenue	$170,918	$144,652	$630,558	$518,811
Net loss margin	(11.2)%	(14.9)%	(15.9)%	(16.6)%
Adjusted EBITDA margin	25.5%	22.7%	18.0%	20.0%

	Three months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Adjusted Free Cash Flow:
Net cash provided by operating activities:	$(17,019)	$638	$124,135	$122,196
Adjustments
Purchase of property and equipment	(1,185)	(1,907)	(6,890)	(4,675)
Capitalized software development costs	(12,659)	(10,706)	(51,072)	(40,978)
Change in fees payable to customers	26,122	5,768	(13,397)	(8,110)
Interest paid	2,391	6,335	9,346	29,056
Adjusted Free Cash Flow	$(2,350)	$128	$62,122	$97,489

Adjusted Free Cash Flow margin
Revenue	$170,918	$144,652	$630,558	$518,811
Adjusted Free Cash Flow margin	(1.4)%	0.1%	9.9%	18.8%